SUBSCRIPTION AGREEMENT
(US Purchasers)

A completed and originally executed copy of this Subscription Agreement and the other documents referred to in ***Section 5*** *below must be delivered by no later than 12:00 p.m. (Vancouver time) on October 23, 2008 to:*

Haywood Securities (USA) Inc. c/o
Haywood Securities Inc.
Suite 2000, 400 Burrard Street, Vancouver, B.C. V6C 3A6
Attention: Danielle Houle
Facsimile No.: (604) 697-7498

Issuer: Response Biomedical Corporation

Issue: Units; each Unit consisting of one Common Share and one-half of one Share Purchase Warrant.

Price Per Unit: Cdn. $0.15

No. of Units Purchased: ______________________

Total Subscription Price: $____

Name and Address of Purchaser:

Name: ______________________

____

Telephone No.: ______________________

Email address: ______________________

Insider of the Company: ☐ Yes ☐ No

Address: ______________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Alternate Registration Instructions for Certificates: If other than in the name of the Purchaser:

Name: ______________________

____

____

Address: ______________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificates representing the securities purchased hereunder are to be delivered, if other than the Purchaser:

Name: ______________________

Contact Name: ______________________

Telephone No.: ______________________

Address: ______________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Disclosed Beneficial Purchasers: If the undersigned is signing as agent for one or more disclosed principals, provide the following information in respect of each such beneficial purchaser:

Name: ____________________

Address: ____________________

Telephone No.: ____________________

Email address: ____________________

Present Ownership of Securities

The Purchaser either ***[CHECK APPROPRIATE ITEM]***:

☐ owns directly or indirectly, or exercises control or direction over, **no common shares** in the capital stock of the Company or securities convertible into common shares of the Company (excluding the securities subscribed for herein); or

☐ owns directly or indirectly, or exercises control or direction over, ______________ common shares of the Company and convertible securities entitling the Purchaser to acquire an additional ______________ common shares of the Company (excluding the securities subscribed for herein).

TO: **Response Biomedical Corporation**

AND TO: **Haywood Securities Inc. (the "Agent")**

AND TO: **Haywood Securities (USA) Inc. (the "U.S. Placement Agent")**

1. **Subscription.** The undersigned (the "**Purchaser**") hereby tenders to Response Biomedical Corporation (the "**Company**") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "**Subscription Agreement**") of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, the number of Units, (as defined below) set out on page 1 hereof (collectively, the "**Purchased Securities**") at the price (the "**Purchase Price**") of Cdn.$0.15 per Unit, all on the terms and subject to the conditions set forth in this Subscription Agreement.

2. **Agency Agreement.** The Purchaser acknowledges that the Purchased Securities will be issued in connection with the issue of up to an aggregate of 36,666,666 Units for an aggregate subscription price of approximately Cdn.$5,500,000 to be sold by the Company by private placement (the "**Offering**") pursuant to an agreement (the "**Agency Agreement**") to be entered into prior to the Closing Date between the Company and the Agent, and that the definitive terms and conditions of the Share Purchase Warrants (as defined below) will be set forth in the Share Purchase Warrant Indenture (as defined below). By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser under the Agency Agreement in addition to the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

3. **Definitions.** In this Subscription Agreement, unless the context otherwise requires:

(a) "**affiliate**", "**distribution**" and "**insider**" have the respective meanings ascribed to them in the *Securities Act* (British Columbia);

(b) "**Closing**" means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Units pursuant to the Agency Agreement and this Subscription Agreement;

(c) "**Closing Date**" means October 28, 2008 or such other date as the Company and the Agent may agree pursuant to the Agency Agreement;

(d) "**Closing Time**" means 8:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agent may agree pursuant to the Agency Agreement;

(e) "**Common Shares**" means the Shares comprising part of the Units;

(f) "**Financial Statements**" means the audited annual financial statements of the Company as at and for the year ended December 31, 2007 and any subsequent audited or unaudited financial statements released by the Company;

(g) "**material**" means material in relation to the Company;

(h) "**material change**" means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the Company and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(i) "**Public Record**" means the annual information forms, audited and unaudited financial statements, information circulars, material change reports and press releases filed with the Stock Exchange and any applicable Canadian securities regulatory authority (including on SEDAR) on or during the 12 months preceding the date hereof;

(j) **"Purchasers"** means all purchasers of Units under the Offering including the Purchaser;

(k) **"Regulation S"** means Regulation S under the U.S. Securities Act;

(l) **"SEDAR"** means the System for Electronic Document Analysis and Retrieval;

(m) **"Shares"** means common shares without par value in the capital of the Company;

(n) **"Share Purchase Warrant(s)"** means the warrants to purchase Shares comprising part of the Units to be issued hereunder and having the characteristics described in Section 4 below;

(o) **"Share Purchase Warrant Certificate(s)"** means the certificates to be dated the date of their issue, which will represent the Share Purchase Warrants;

(p) **"Share Purchase Warrant Indenture"** means the Share Purchase Warrant Indenture among the Company and Computershare Trust Company of Canada dated the Closing Date;

(q) **"Stock Exchange"** means the Toronto Stock Exchange;

(r) **"Unit"** means one Common Share and one-half of one Share Purchase Warrant, and **"Units"** means more than one Unit;

(s) **"United States"** means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(t) **"U.S. Person"** means a "U.S. person" as that term is defined in Regulation S;

(u) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended; and

(v) **"Warrant Share(s)"** means the Shares issuable upon exercise of the Share Purchase Warrants.

4. **Share Purchase Warrant Indenture**. The Share Purchase Warrants will be governed by the Share Purchase Warrant Indenture. The Share Purchase Warrants will not be listed for trading on the Stock Exchange or any other public market. The Share Purchase Warrant Indenture will contain provisions to the following effect:

(a) **Right to Purchase Shares**. Each whole Share Purchase Warrant will be exercisable to acquire, subject to adjustment as set out in the Share Purchase Warrant Indenture, one Warrant Share at any time from the Closing Date until 4:00 p.m. (Vancouver time) on the day which is 3 years after the Closing Date at the price of Cdn. $0.20;

(b) **Adjustment Provisions**. The number of Warrant Shares issuable on the exercise of a Share Purchase Warrant will be subject to adjustment in certain events, including the subdivision, consolidation, change or reclassification of Shares, the issue of the Shares by way of stock dividends other than dividends paid in the ordinary course, and the distribution to all or substantially all the holders of the Shares of rights entitling them to subscribe for or purchase Shares at a price that is less than 95% of the then current market price of the Shares; and

(c) **Dividends**. Share Purchase Warrants that are exercised will not be entitled to any cash or stock dividends or any other distributions paid or declared but unpaid on the Shares prior to the time of such exercise.

5. **Delivery and Payment**. The Purchaser agrees that the following shall be delivered to the U.S. Placement Agent at the address and by the date and time set out on the face page hereof, or such other time, date or place as the U.S. Placement Agent may advise:

(a) a completed and duly signed copy of this Subscription Agreement;

(b) a completed and duly signed copy of the Certification of U.S. Purchaser, attached at Schedule "A" hereto;

(c) any other documents required by the Stock Exchange or by applicable securities laws which the Agent, U.S. Placement Agent or the Company requests; and

(d) a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Agent or U.S. Placement Agent may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "Haywood Securities Inc." representing the aggregate Purchase Price payable by the Purchaser for the Purchased Securities, or such other method of payment against delivery of the Purchased Securities as the Agent or the U.S. Placement Agent may accept.

The Purchaser acknowledges and agrees that such certificates, consents, forms and other documents to be delivered herewith, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company, the Agent and the U.S. Placement Agent. The Purchaser consents to the filing of such forms and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the aggregate Purchase Price and any other documents delivered in connection herewith will be held by the Agent (on behalf of the U.S. Placement Agent) until such time as the conditions referred to in section 8 below are satisfied by the Company or waived by the Agent.

6. **Closing**. The transactions contemplated hereby will be completed at the Closing at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia. The Purchaser acknowledges that the Purchased Securities will be available for delivery to it at the Closing against payment of the amount of the aggregate Purchase Price for the Purchased Securities.

Haywood Securities Inc., on behalf of Haywood Securities (USA) Inc., is hereby appointed as the Purchaser's agent to represent the Purchaser at the Closing for the purpose of all closing matters and deliveries of documents and the certificates representing the Purchased Securities and is hereby authorized by the Purchaser for and on behalf of the Purchaser, to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Agency Agreement as it, in its absolute discretion, deems appropriate. Without limiting the generality of the foregoing, Haywood Securities Inc. is specifically and exclusively authorized:

(a) to waive representations and warranties, covenants or conditions contained in the Agency Agreement; and

(b) to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement and any other forms delivered by the Purchaser in connection with the transactions contemplated hereby.

In addition, the Purchaser acknowledges and agrees that the Agent is entitled to exercise or not to exercise, in its absolute discretion, the rights of termination in the Agency Agreement.

The Purchaser will take up, purchase and pay for the Purchased Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by Haywood Securities Inc., of the conditions referred to in section 8 below.

7. **Representations, Warranties and Covenants of the Company**. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

(a) the Company and its subsidiaries have been duly incorporated and are validly subsisting under the laws of their jurisdiction of organization and the Company has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement;

(b) on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(c) the authorized capital of the Company consists of an unlimited number of common shares without par value, of which a total of 136,335,340 such Shares were issued and outstanding as of October 14, 2008;

(d) the outstanding Shares are listed and posted for trading on the Stock Exchange;

(e) no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(f) prior to the Closing Date, the Company will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(g) the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in such Provinces and no such disclosure has been made on a confidential basis;

(h) the Company has full corporate power and authority to undertake the Offering contemplated hereby, to issue the Common Shares and Share Purchase Warrants and the Warrant Shares underlying the Share Purchase Warrants, and, at the Closing Time, the Common Shares, Share Purchase Warrants and all Warrant Shares will be duly authorized, allotted and reserved for issuance, and will, in the case of the Common Shares and Warrant Shares, (upon due exercise of the Share Purchase Warrants in the case of the Warrant Shares) be issued as fully paid and non-assessable Shares;

(i) the Public Record, taken together as a whole, is in all material respects accurate and omits no material facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect at the time such statements were made;

(j) the Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

(k) except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or its subsidiaries, as set forth in the Financial Statements, and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its subsidiaries, since December 31, 2007;

(l) the Company has taken or will take all steps as may be necessary for it to comply with applicable securities laws requirements of the jurisdictions in which Units are sold, and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the applicable securities laws of such jurisdictions in respect of the distribution of Units;

(m) the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports; and

(n) the issue of the Units under the Offering will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

The Company covenants and agrees with the Purchaser as follows:

(a) the Company will comply with all filing and other disclosure requirements under all applicable Canadian and United States securities laws in connection with the Offering;

(b) the Company will use commercially reasonable efforts to maintain the listing of its Shares on the Stock Exchange for a period of 12 months after the Closing Date; provided, however, that such covenant will not prevent the Company from participating in a merger, arrangement, amalgamation, takeover bid, sale of assets or similar transaction which results in the Company no longer being listed on a stock exchange; and

(c) the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in each of British Columbia, Alberta and Ontario for a period of 12 months after the Closing Date; provided, however, that such covenant will not prevent the Company from participating in a merger, arrangement, amalgamation, takeover bid, sale of assets or similar transaction which results in the Company no longer being a reporting issuer in one or more of the foregoing jurisdictions.

8. **Conditions of Closing**. The obligations of the Purchaser to complete the purchase of the Purchased Securities as contemplated hereby shall be conditional upon the fulfilment at or before the Closing Time of each of the conditions of the Closing set forth in the Agency Agreement except those conditions that are waived by the Agent.

The obligations of the Company to complete the Offering of the Units as contemplated hereby shall be conditional upon the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) signing and returning to the Company, the Agent or the U.S. Placement Agent all relevant documentation required by applicable securities laws and the rules, regulations and policies of the Stock Exchange.

9. **Acceptance or Rejection**. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser being exempt from any prospectus, registration or offering memorandum requirements of all applicable securities laws of any applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form at the end of this Agreement and the delivery at the Closing of the certificates representing the Purchased Securities to or upon the direction of the Agent or U.S. Placement Agent in accordance with the provisions hereof.

10. **Purchaser's Representations and Warranties**. The Purchaser represents and warrants to the Company, the Agent and the U.S. Placement Agent, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a) **Authorization and Effectiveness**. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser's constating documents or any agreement to which the Purchaser is a party or by which it is bound;

(b) **Residence**. The Purchaser, or any beneficial purchaser on whose behalf the Purchaser is acting, is a resident of the jurisdiction referred to under "Name and Address of Purchaser" or "Disclosed Beneficial Purchasers" set out on the face page hereof;

(c) **Purchasing as Principal**. The Purchaser is either:

(i) purchasing the Purchased Securities as principal for the Purchaser's own account and not for the benefit of any other person and is purchasing the Purchased Securities for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities; or

(ii) purchasing the Purchased Securities as agent for a disclosed principal (a "**beneficial purchaser**"), and is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such beneficial purchaser, who is purchasing as principal for the principal's own account and not for the benefit of any other person and for investment only and not with the view to the resale or distribution of all or any of the Purchased Securities, and, in its capacity as agent, the Purchaser is acting in compliance with all applicable securities and other laws;

(d) **Purchasing in the United States**. The Purchaser is a U.S. Person or is purchasing the Purchased Securities in the United States or for the account or benefit of a U.S. Person or a person in the United States, received an offer of the Purchased Securities while in the United States, or was in the United States at the time the buy order for the Purchased Securities was made or this Subscription Agreement was executed or delivered (other than any discretionary account or similar account held for the account or benefit of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States) and the Purchaser has completed Schedule A - **Certification of U.S. Purchaser**, and makes all representations, warranties and covenants contained therein as if set forth fully herein.

(e) **Company or Unincorporated Organization**. If the Purchaser, or any beneficial purchaser, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(f) **Absence of Offering Memorandum**. The offering and sale of the Purchased Securities to the Purchaser, or any beneficial purchaser, were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents,

which documents the Purchaser, and any beneficial purchaser, acknowledges do not, individually or collectively, constitute an offering memorandum or similar document and have not been independently verified by the Agent or the U.S. Placement Agent;

(g) **No Undisclosed Information**. The Purchased Securities are not being purchased by the Purchaser, or any beneficial purchaser, as a result of any material information concerning the Company that has not been publicly disclosed and the decision of the Purchaser, or any beneficial purchaser, to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agent, the U.S. Placement Agent or any other person other than as set out in this Subscription Agreement and the Agency Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company;

(h) **No Trading Market**. While the Company has applied to have the Common Shares and the Warrant Shares (upon due exercise of the Share Purchase Warrants in the case of the Warrant Shares) listed on the Stock Exchange, the Company has not applied to have the Share Purchase Warrants listed on the Stock Exchange and there is no trading market for the Share Purchase Warrants, and no such market is expected to develop;

(i) **Investment Suitability**. The Purchaser, or any beneficial purchaser, has obtained, to the extent it or he/she deems necessary, its own professional advice with respect to the risks inherent in the investment in the Purchased Securities, and the suitability of the investment in the Purchased Securities in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;

(j) **Source of Subscription Funds.**

(i) to the best of the Purchaser's knowledge, none of the subscription funds used for the purchase of the Purchased Securities (the "**Subscription Funds**") (A) will represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and will provide the Company with appropriate information in connection therewith; and

(k) **Absence of Certain Representations**. No person has made to the Purchaser, or any beneficial purchasers on whose behalf the Purchaser is acting, any written or oral representation:

(i) that any person will resell or repurchase any of the Purchased Securities;

(ii) that any person will refund the purchase price of any of the Purchased Securities; or

(iii) as to the future price or value of the Purchased Securities.

11. **No Investigation by Agent or U.S. Placement Agent.** The Purchaser acknowledges and agrees that the Agent and the U.S. Placement Agent assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed. The Purchaser further acknowledges and agrees that the Agent and the U.S. Placement Agent have not engaged in or conducted any independent investigation with respect to the Company or any such information.

12. **Fee to the Agent.** The Purchaser understands that, in connection with the issue and sale of the Units under the Offering, the Agent will receive from the Company, at Closing, a cash fee of 7% of the gross proceeds received by the Company from the sale of Units under the Agency Agreement.

13. **Purchaser's Expenses.** The Purchaser acknowledges and agrees that except as otherwise provided herein or in the Agency Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Purchased Securities shall be borne by the Purchaser.

14. **Resale Restrictions; Restrictions on Exercise.** The Purchaser understands and acknowledges that the Purchased Securities and the Warrant Shares will be subject to certain resale restrictions under applicable securities laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company, the Agent, nor the U.S. Placement Agent are in any manner responsible) for complying with such restrictions. The Purchaser further understands and acknowledges that the exercise of the Share Purchase Warrants will be subject to certain restrictions under the U.S. Securities Act, and may not be exercised in the United States or by or on behalf of any U.S. Person unless registered under the U.S. Securities Act or an exemption from such registration is available, that the Share Purchase Warrant Certificates will bear a legend to such effect, and the Purchaser agrees to comply with such restrictions.

The Purchaser further understands and acknowledges that any person who exercises a Share Purchase Warrant will be required to provide to the Company one of the following:

(i) a written certification that the holder at the time of exercise of the Share Purchase Warrant (a) is not in the United States; (b) is not a U.S. Person and is not exercising the Share Purchase Warrant on behalf of a U.S. Person or a person in the United Sates; and (c) did not execute or deliver the exercise form for such security in the United States; or

(ii) a written certification that the holder (a) purchased the Share Purchase Warrant directly from the Company pursuant to a subscription agreement for US Purchasers for the purchase of Units; (b) is exercising the Share Purchase Warrant solely for its own account or for the account of the original beneficial purchaser, if any; (c) each of it and any beneficial purchaser was on the date the Share Purchase Warrant was purchased from the Company, and is on the date of exercise of the Share Purchase Warrant, an "accredited investor" (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) the representations, warranties and covenants set forth in the written subscription agreement for the purchase of Units from the Company continue to be true and correct; or

(iii) an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that the exercise of the Share Purchase Warrant and the issuance of the Warrant Shares does not require registration under the U.S. Securities Act or any applicable state securities laws; and

the Purchaser understands that unless the holder provides a written certification pursuant to clause (i) above, the certificates representing the Warrant Shares issued upon exercise of the Share Purchase Warrant will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from such registration is available.

For purposes of complying with applicable Canadian securities laws, the Purchaser understands and acknowledges that the certificates representing the Common Shares, Share Purchase Warrants and Warrant Shares (if such Warrant Shares are issued on or before the date that is four months and one day from the Closing Date), as well as all certificates issued in exchange for or in substitution of the foregoing certificates, shall bear the following legends.

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2009.",

with the "•" completed, in each case, to reflect a date that is four months and one day following the Closing Date.

In addition, all certificates representing the Common Shares and Warrant Shares (if such Warrant Shares are issued on or before the date that is four months and one day from the Closing Date), as well as all certificates issued in exchange for or in substitution of the foregoing certificates, shall bear the following legend for so long as their transfer is restricted under applicable Canadian securities laws:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

Finally, for purposes of compliance with applicable United States securities laws, the certificates representing the Purchased Securities, and all certificates issued in exchange therefor or in substitution thereof will contain the legend described in Section 8 of Schedule A hereto.

15. **Legal and Tax Advice**. The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

16. **No Statutory Right of Rescission or Damages; Additional Acknowledgements**. The Purchaser acknowledges and agrees that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

(b) there is no government or other insurance covering the Purchased Securities;

(c) there are risks associated with the purchase of the Purchased Securities;

(d) as a consequence of acquiring the Purchased Securities pursuant to exemptions from registration and prospectus requirements under applicable securities laws, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(e) except as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agent or the U.S. Placement Agent except as expressly set forth herein and such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Agent or the U.S. Placement Agent, and agrees that the Agent, the U.S. Placement Agent and their counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information and acknowledges that their counsel act as counsel to the Agent and the U.S. Placement Agent and not as counsel to the Purchaser;

(f) the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Purchased Securities;

(g) notwithstanding that the Purchaser may be purchasing Units as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Agent, the U.S. Placement Agent or the Company in order to comply with the foregoing;

(h) none of the Common Shares and Share Purchase Warrants comprising the Units or the Warrant Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and the Common Shares and Share Purchase Warrants comprising the Units and the Warrant Shares may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (which definition includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act or with any state securities administrator in respect of any of the Common Shares, Share Purchase Warrants or Warrant Shares;

(i) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which it, he or she is or may be bound;

(j) if the Stock Exchange imposes escrow or other resale restrictions on the Units then the Purchaser agrees to be bound by such restrictions; and

(k) the Company has requested a waiver of certain policies of the Stock Exchange which would otherwise apply in respect of the Offering on the basis that the Company is in serious financial difficulty. On the basis of having made this request, the Company understands that the Stock Exchange will commence a review of the Company's listing and ultimately make a determination as to whether the Company should (a) remain listed on the Stock Exchange, or (b) become delisted at which point the Company would apply for relisting on the TSX Venture Exchange, and the Company believes that option (a) is the most likely outcome of this review.

17. **No Revocation**. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company, the Agent and the U.S. Placement Agent from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to applicable securities laws.

18. **Indemnity**. The Purchaser agrees to indemnify and hold harmless the Company, the Agent, the U.S. Placement Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company, the Agent or the U.S. Placement Agent in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company, the Agent or the U.S. Placement Agent in connection herewith.

19. **Collection of Personal Information.** The Purchaser acknowledges and consents to the fact that the Company, the Agent and the U.S. Placement Agent are collecting the Purchaser's personal information for the purposes of fulfilling the transactions contemplated hereby. The Purchaser further acknowledges and consents to the fact that the Company, the Agent or the U.S. Placement Agent may be required by law to provide securities regulatory authorities or other regulatory agencies pursuant to the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) with any such personal information.

20. **Purchaser's Acknowledgement.** The Purchaser acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by it herein are made with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

21. **Modification.** Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22. **Assignment.** The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

23. **Miscellaneous.** All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

24. **Governing Law.** This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

25. **Facsimile Subscriptions.** The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

26. **Entire Agreement and Headings.** This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

27. **Time of Essence.** Time shall be of the essence of this Subscription Agreement.

28. **Effective Date.** This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

29. **Language.** It is the express wish of the Purchaser that the Subscription Agreement and any related documentation be drawn up in English. Il est de la volonté express du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the ____ day of October, 2008.

______________________________	______________________________
Signature of Purchaser (if an individual)	Name of Purchaser (if not an individual)
______________________________	By: ______________________________
Name of Purchaser (if an individual)	Title: ______________________________

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this ____ day of ______________, 2008

RESPONSE BIOMEDICAL CORPORATION

By: ______________________________
Authorized Signatory

SCHEDULE A

TO THE SUBSCRIPTION AGREEMENT

CERTIFICATION OF U.S. PURCHASER

TO: **RESPONSE BIOMEDICAL CORPORATION**

AND TO: **HAYWOOD SECURITIES INC.**

AND TO: **HAYWOOD SECURITIES (USA) INC.**

This Schedule "A" forms part of the Subscription Agreement and is incorporated therein. Capitalized terms not defined herein have the meanings set forth in the Subscription Agreement to which this Certification is attached.

The Purchaser understands and agrees that the Purchased Securities and any Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended **(the "U.S. Securities Act")**, or applicable state securities laws, and the Purchased Securities are being offered and sold by the Company to the Purchaser in reliance upon an exemption from such registration requirements provided by Rule 506 of Regulation D under the U.S. Securities Act and/or Section 4(2) of the U.S. Securities Act.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing Date) to the Company, the Agent and the U.S. Placement Agent (and acknowledges that the Company, the Agent and the U.S. Placement Agent are relying thereon) that:

1. The office or other address of the Purchaser at which the Purchaser received and accepted the offer to purchase the Purchased Securities is the address listed on the cover page of the Subscription Agreement.

2. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities and any Warrant Shares and is able to bear the economic risk of loss of its entire investment.

3. The Company has provided to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of this Subscription Agreement and the Purchaser has had access to such information concerning the Company as the Purchaser has considered necessary or appropriate in connection with the Purchaser's investment decision to acquire the Purchased Securities.

4. The Purchaser is purchasing the Purchased Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a **"Beneficial Purchaser"**), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Purchased Securities has any intention to distribute either directly or indirectly any of the Purchased Securities in the United States; provided, however, that this paragraph shall not restrict the Purchaser from selling or otherwise disposing of any of the Purchased Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

5. The Purchaser, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Purchased Securities is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a **"U.S. Accredited Investor"**) and satisfies one or more of the categories of U.S. Accredited Investor indicated below **(the Purchaser must initial and mark "PUR" for the Purchaser, and "BP" for each Beneficial Purchaser, if any, on the appropriate line(s))**:

_______ Category 1. A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether

acting in its individual or fiduciary capacity; or

______ Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

______ Category 3. A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

______ Category 4. An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

______ Category 5. An investment company registered under the United States Investment Company Act of 1940; or

______ Category 6. A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

______ Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; or

______ Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

______ Category 9. An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

______ Category 10. A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

______ Category 11. An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000; or

______ Category 12. Any director or executive officer of the Company; or

______ Category 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000; or

______ Category 14. A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______ Category 15. A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

______ Category 16. Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as a U.S. Accredited Investor);

6. The Purchaser has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

7. The Purchaser acknowledges that the Purchased Securities are, and any Warrant Shares will be, "restricted securities", as such term is defined under Rule 144 of the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws or an exemption therefrom, and it agrees that if it decides to offer, sell or otherwise transfer any of the Purchased Securities or Warrant Shares, if any, it will not offer, sell or otherwise transfer any of such Purchased Securities or Warrant Shares, directly or indirectly, unless:

(a) the transfer is to the Company; or

(b) the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(c) the transfer is made in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws; or

(d) the Purchased Securities or Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities; and

it has prior to such transfer pursuant to subsection (c) or (d) above furnished to the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company.

8. The Purchaser understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Purchased Securities and the Warrant Shares, if any, and all certificates issued in exchange therefor or in substitution thereof, will bear the following legend in addition to any other legends that may be endorsed thereon:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO RESPONSE BIOMEDICAL CORPORATION (THE "COMPANY"), (B) OUTSIDE THE UNITED STATES IN AN "OFFSHORE TRANSACTION" IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF A TRANSFER PURSUANT TO PARAGRAPH (C) OR (D), THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.";

provided that if the Purchased Securities or Warrant Shares are being sold by a person that is not an "affiliate" of the Company (as defined in Rule 405 under the U.S. Securities Act) in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations and with requirements of the Stock Exchange, and provided that the Company is a "foreign issuer" (within the meaning of Regulation S) at the time of sale, the above legend may be removed by providing a declaration to the Company and to the Company's transfer agent in the form attached hereto as Appendix I to this Schedule A (or as the Company may prescribe from time to time together with such other documentation as the Company or the transfer agent may require, including but not limited to an opinion of U.S. counsel).

provided further that if the Purchased Securities or Warrant Shares are being sold by a person that is an "affiliate" of the Company (as defined in Rule 405 under the U.S. Securities Act), solely by virtue of being an officer or director of the Company, in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations and with requirements of the Stock Exchange, and provided that the Company is a "foreign issuer" (within the meaning of Regulation S) at the time of sale, the above legend may be removed by providing a declaration to the Company and to the Company's transfer agent in the form attached hereto as Appendix II to this Schedule A (or as the Company may prescribe from time to time together with such other documentation as the Company or the transfer agent may require, including but not limited to an opinion of U.S. counsel).

provided, further, that if any such Purchased Securities or Warrant Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the Company's transfer agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

9. The Purchaser understands that the Company may instruct its registrar and transfer agent not to record any transfer of Common Shares, Share Purchase Warrants or Warrant Shares, without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws.

10. The Purchaser consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described set forth and described in this Certification and the Subscription Agreement.

11. The Purchaser acknowledges that the Purchased Securities and any Warrant Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws and the Purchaser understands and acknowledges that the Company has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Purchased Securities in the United States.

12. The Purchaser understands and acknowledges that the Company is not obligated to remain a "foreign issuer" as defined in Rule 902 of Regulation S of the U.S. Securities Act.

13. The Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Purchased Securities or any Warrant Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser's acquisition, disposition or exercise of such securities; in particular, no determination has been made whether the Company will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code.

14. The Purchaser understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

15. The Purchaser represents that the funds representing the aggregate subscription price which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser's name and other information relating to the subscription agreement and the Purchaser's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price for the Purchased Securities to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Purchaser, and it shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

16. The Purchaser acknowledges that the representations, warranties and covenants contained in this Certification and Subscription Agreement are made by it with the intent that they may be relied upon by the Company, the Agent and the U.S. Placement Agent in determining its eligibility to purchase the Purchased Securities. It agrees that by accepting the Purchased Securities it shall be representing and warranting that the representations and warranties above are true as at the Closing Date with the same force and effect as if they had been made by it at the Closing Date and that they shall survive the purchase by it of Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

U.S. PURCHASERS MUST COMPLETE AND SIGN

Dated ________________________ 2008.

X ______________________________	**X** ______________________________
Signature of individual (if Purchaser is an individual)	Authorized signatory (if Purchaser is **not** an individual)
______________________________	______________________________
Name of Purchaser (**please print**)	Name of authorized signatory (**please print**)
	______________________________
	Official capacity of authorized signatory (**please print**)

Appendix I to Schedule A

Declarations for Removal of Legend – Non-Affiliates

To: Computershare Investor Services Inc., as Registrar and Transfer Agent for the Common Shares and as Warrant Agent for the Common Share Purchase Warrants of Response Biomedical Corporation (the "**Company**")

And To: The Company

Capitalized terms not otherwise defined herein have the meanings set forth in the Subscription Agreement to which these Declarations are attached.

The undersigned (A) acknowledges that the sale of securities of the Company to which this declaration relates, has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), and (B) certifies that (1) the undersigned is not an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not have a short position in the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act and does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By: ______________________________
Signature

____
Name (please print)

____
Date

AFFIRMATION BY SELLER'S BROKER-DEALER

We have read the foregoing representations of our customer, ______________________ (the "**Seller**") dated ______________________, with regard to our sale, for such Seller's account, of the securities of the Company to which this affirmation relates, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any "directed selling efforts" in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

____
Name of Firm

By: ______________________________
Authorized officer

Date: ______________________________

Appendix II to Schedule A

Declarations for Removal of Legend – Officer and Director Affiliates

To: Computershare Investor Services Inc., as Registrar and Transfer Agent for the Common Shares and as Warrant Agent for the Common Share Purchase Warrants of Response Biomedical Corporation (the "**Company**")

And To: The Company

Capitalized terms not otherwise defined herein have the meanings set forth in the Subscription Agreement to which these Declarations are attached.

The undersigned (A) acknowledges that the sale of securities of the Company to which this declaration relates, has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), and (B) certifies that (1) the undersigned is an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act) solely by virtue of being an officer or director of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities, (4) no selling concession, fee or other remuneration is being paid in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent, (5) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (6) the seller does not have a short position in the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act and does not intend to replace such securities with fungible unrestricted securities, and (7) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By: ______________________________
Signature

____
Name (please print)

____
Date

AFFIRMATION BY SELLER'S BROKER-DEALER

We have read the foregoing representations of our customer, ______________________ (the "**Seller**") dated ______________________, with regard to our sale, for such Seller's account, of the securities of the Company to which this affirmation relates, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, (C) neither we, nor any person acting on our behalf, engaged in any "directed selling efforts" in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

____
Name of Firm

By: ______________________________
Authorized officer

Date: ______________________________